Microsoft Word 11.0.6502;91862
                                                           SUB-ITEM 77Q1(g)

A copy of the agreement and other documents relevant to the information sought in Sub-Item 77M are contained in the Trust's Registration Statement on Form N-14 on behalf of the Series (File No. 333-123024), as filed with the Securities and Exchange Commission via EDGAR on February 25, 2005, under Rule 488 under the Securities Act of 1933. Such documents are incorporated herein by reference.